Second-Quarter 2024 Earnings August 7, 2024 Exhibit 99.2

2 These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," “model”, "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to, information regarding: 2024 outlook, including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share, net debt and leverage, free cash flow before dividends and the drivers thereof; the Company’s capital allocation priorities, including expected share repurchase activity; the impact of macroeconomic factors, including potential future pandemics or recessions, strategic priorities and initiatives, including the Brink’s Business System; and expected growth from the deployment of technology-enabled solutions, including digital retail solutions and ATM managed services. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; general economic issues, including supply chain disruptions, fuel price increases, inflation, and changes in interest rates; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information, including from a cybersecurity incident; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions (including political conflict or unrest), regulatory issues (including the imposition of international sanctions, including by the U.S. government), military conflicts (including but not limited to the conflict in Israel and surrounding areas, as well as the possible expansion of such conflicts and potential geopolitical consequences), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including labor shortages, negotiations with organized labor and work stoppages; pandemics, acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the American Rescue Plan Act and Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward- looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2023 and in related disclosures in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink’s. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com Safe Harbor Statements and Non-GAAP Results

3 Record Second-Quarter 2024 Revenue, EBITDA and EPS • Accelerating organic growth of 14% – AMS/DRS organic growth of +26% and CVM organic growth of +10% • Adjusted EBITDA +16% to $226M, margin 18.0% expansion of 200bps • EPS +31% to $1.67 • Continued strong free cash flow conversion, supported by profit growth, margin expansion and working capital improvements Strategic Execution Enhancing Shareholder Value • DRS and AMS revenue now over 22% of total trailing-twelve-month revenue • DRS and AMS revenue accelerating sequentially from 18% (Q1) to 26% (Q2) as demand remains robust • Second consecutive quarter of double-digit EBITDA growth – Led by North America with 360bps of margin expansion in 2Q – North America segment averaging over 200bps year-over-year margin expansion over the last six quarters • Disciplined execution against our capital allocation framework − Increased year-to-date share repurchases by more than 3x versus prior year − Increased liquidity, secured credit capacity and balance sheet flexibility by refinancing 2025 bonds 2024 Guidance Affirmed • Reported revenue between $5,075 - $5,225M supported by low to mid-teens organic growth – AMS / DRS double-digit organic growth • Adjusted EBITDA between $935 - $985M, margin expansion of ~80 bps • EPS between $7.30 - $8.00 • Free cash flow $415 - $465M, conversion from adjusted EBITDA of ~46% Key Messages Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. (non-GAAP, $ millions, except EPS)

4 Second-Quarter 2024 Results Record Revenue, EBITDA, and EPS - Executing on Profitable Growth Strategy (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Excludes second-quarter 2023 $12 million year-over-year increase in security losses, primarily from one large loss event in our BGS line of business. 2. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. TTM Free Cash Flow -7% Conversion of 32%2 Revenue +3% Organic +14% Acq +1% FX (11%) Adj. EBITDA +16% $1,134 $1,216 $1,253 2022 2023 2024 Constant Currency +14% Constant Currency +39% EPS +31% Constant Currency +87% $1.34 $1.27 $1.67 $1.47 2022 2023 2024 $173 $319 $296 2022 2023 2024 32% CONV 39% CONV 24% CONV $187 $194 $226 $207 2022 2023 2024 Excl. Sec. Loss Impact1 17.0% Margin Excl. Sec. Loss Impact1 18.0% Margin 16.0% Margin 16.4% Margin

5 $129 $168 $154 $217 $228 $259 $288 11.7% 12.3% 12.2% 15.4% 14.4% 16.2% 17.8% 2018 2019 2020 2021 2022 2023 2Q '24 TTM Meaningful Progress Improving Margins in North America North America EBITDA and EBITDA Margins North America EBITDA +123% with EBITDA Margins +610bps Since 2018 Performance Drivers CAGR 16% • Safety culture focus driving reduction in incidents • Improving customer service levels • Scaling LEAN initiatives • Improving labor management • Money processing technology investment • Routing-and-scheduling enhancements Brink’s Business Systems Implementation Strategic Pricing / Revenue Mix • AMS / DRS now 25% of trailing-twelve-month revenue • Lapping 2023 portfolio rationalization in second quarter • Strategic Pricing Initiatives Pandemic (non-GAAP, $ millions) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP Adjusted EBITDA results in the Appendix

AMS/DRS Delivering Growth and Margin Improvement

Organic Growth Acceleration in Both AMS and DRS Customer Offerings

($ millions)

Brink's Revenue Mix



10%
$359
13%
$530
16%
$743
21%
$1,012
22-23%
2020
2021
2022
2023
2024 Target
AMS/DRS
Cash & Valuables Mgmt
AMS/DRS Percent of Total

Customer Offerings

Cash & Valuables Management

- Q2 organic growth of 10%
  - Focus on pricing initiatives
  - Softness in global commodities movement and storage
- Brink's Business System driving operational excellence

Digital Retail Solutions

- Sequential acceleration in all segments
- All markets and segments remain underpenetrated
- Roll-out of large grocery store chain in Europe

ATM Managed Services

- New customers and transaction growth accelerating growth in the North America segment
- Strong global pipeline of both banking and retail customers

TTM AMS/DRS revenue at 22% of total revenue with organic growth of 26% in Q2'24

BRINKS 6

7 Brink’s is Well Positioned to Deliver During Market Uncertainties 7% -0.5% 4% 7% 6% 4% 5% 3% 6% 6% 7% 6% -7% 5% 12% 9% ~12-15% 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 PandemicRecession Organic Revenue Growth1 Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix. 1. Total company organic revenue growth adjusted to exclude Venezuela prior to the 2018 deconsolidation. • Organic growth has been consistent over last 15+ years • Resilience during macro economic volatility • Diverse geographic and end-market customer base 11.7% 13.3% 14.8% 15.4% 15.3% 16.3% 17.4% 17.8% 18.4% - 18.9% 2016 2017 2018 2019 2020 2021 2022 2023 2024 Adjusted EBITDA Margin • Margins are durable during downturns • Variable cost structure allows flexibility to protect margins in the downturn and scale up for growth • Leveraging the Brink’s Business System to improve margins regardless of market environment (non-GAAP) Pandemic Target Target

8 Second-Quarter Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $1,216 $100 $67 $7 $1,390 ( $137 ) $1,253 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. Double-digit Organic Growth and Adjusted EBITDA Growth % Change (11%)14% 1% 3%14% Organic +$167 +10% +26% $194 $75 $1 $271 ( $45 ) $226 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 16.0% Margin 18.0% Margin % Change 39% 39% (23%) 16% 19.5% Margin 1%

9 $156 ( $57 ) ( $31 ) $7 $75 $56 $57 $31 $7 $226 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Second-Quarter Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 45.1 million 47.3 million 18.0% Margin +16% Diluted Shares 12.4% Margin 2Q 2024 EPS: $1.67 2Q 2023 EPS: $1.27 $32( $2 )$10$6$2$15$7( $10 )( $6 )$24Vs. 2023 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

10 Successfully Refinanced 2025 Bonds Improved Credit Rating, Extended and Diversified Maturities, Increased Liquidity Increased Balance Sheet Flexibility by Diversifying Maturities 1 Reflects the Corporate Family Credit Rating 2 Q1 '24 presented proforma for the planned retirement of 2025 bonds. This presentation is not reflective of actual debt balances on 03/31/2024, or 06/30/2024 Reflects public debt only; Excludes Term Loan Amortization Payments until maturity in 2027 Rating 1Agency BB+S&P Ba2Moody’s BB+Fitch $1.3 Term Loan A $1.3 Term Loan A $0.4 2025 Bond $0 $0.6 2027 Bond $0.6 2027 Bond $0.7 Drawn Revolver $0.3 Drawn Revolver $0 $0.4 2029 Bond $0 $0.4 2032 Bond 2024 2025 2026 2027 2028 2029 2030 2031 2032 = Q1 ’24 Pro forma 2= Q1 ‘24 ($ billions) 2025 20292027 2032

11 Capital Allocation Framework Notes: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Capital allocation priorities not shown in priority order. Disciplined capital allocation model expected to allow the flexibility to optimize shareholder returns $415 - $465M in targeted 2024 Free Cash Flow, Conversion of ~46% • Focus on deals with strong synergy potential that fit within our current footprint or service offerings 2x - 3x Net Debt Target Accretive M&A Share Repurchase Return of Capital Organic Investments Dividends • $66M utilized to repurchase over 722k shares through Q2 • Executing purposeful, consistent dividend policy • Refinanced 2025 bonds, increasing flexibility while maintaining leverage within target range • Strategic investments driving growth and profitability

2024 Guidance Affirmed

Mid-single digit growth driving low double-digit EBITDA and FCF growth

(non-GAAP, $ millions, except EPS)

	2023 Actual	2024 Guidance	Growth
Revenue	$4,875	$5,075 - 5,225	~ 6%
Adjusted EBITDA	$867	$935 - 985	~ 11%
Margin	17.8%	18.4% - 18.9%	
Free Cash Flow	$393	$415 - 465	~ 12%
FCF / EBITDA	45%	~ 46%	
EPS	$7.35	$7.30 - 8.00	~ 4%

- Strong organic growth - low to mid-teens
  - Mid-single digit organic growth netting the impact of expected Argentina currency headwinds
  - Double-digit organic growth expected in AMS/DRS
- EBITDA margin expansion driven by revenue growth, mix benefits, and continued productivity
- EPS growth impacted by non-repeating gains on sale of marketable securities in 2023

Notes: See detailed reconciliations of non-GAAP to GAAP 2023 results included in the First Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink's website www.brinks.com. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions and the impact of possible future acquisitions.

BRINKS 12

Appendix

14 Strong Foundation For Success • Improved customer experience and evolved sales and marketing approach are driving growth and loyalty • Innovation through enhanced DRS platform and new AMS capabilities • Brink’s Business System is unlocking savings and driving operational excellence through standardized processes and metrics • Developing our talent to accelerate our future Confidential. For Internal Use Only – Do Not Duplicate or Distribute. Our Strategic Pillars

15 Second-Quarter 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. $397 $412 2023 2024 $55 $72 2023 2024 13.9% Margin 17.5% Margin $334 $332 2023 2024 $79 $77 2023 2024 23.7% Margin 23.3% Margin $199 $200 2023 2024 $47 $45 2023 2024 23.7% Margin 22.7% Margin Latin America Adj. EBITDA (3%)Revenue (1%) +50%Constant currency +38% North America Adj. EBITDA +30%Revenue +4% +30%Constant currency +4% Europe Adj. EBITDA +6%Revenue +8% +7%Constant currency +10% Rest of World Adj EBITDA (4%)Revenue -% (2%)Constant currency +2% Organic +3% +29% Acq +1% +1% FX – – Organic +38% +50% Acq – – FX (39%) (53%) Organic +9% +7% Acq +1% – FX (1%) (1%) Organic +2% (2%) Acq/Disp – – FX (2%) (2%) $286 $310 2023 2024 $44 $47 2023 2024 15.0% Margin 15.4% Margin

16 Six-Months 2024 Results (non-GAAP, $ millions, except EPS) Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2022 results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. 1. Conversion is calculated as Free cash flow before dividends over Adjusted EBITDA. “CONV” represents Conversion. Revenue +4% Organic +13% Acq -% FX (10%) Adj. EBITDA +15% $2,208 $2,402 $2,489 2022 2023 2024 Constant Currency +13% Constant Currency +35% EPS +26% Constant Currency +72% $2.53 $2.54 $3.21 2022 2023 2024 $352 $385 $444 2022 2023 2024 17.8% Margin 16.0% Margin 15.9% Margin TTM Free Cash Flow -7% Conversion of 32%1 $173 $319 $296 2022 2023 2024 32% CONV 39% CONV 24% CONV

17 Six-Months Revenue and Adjusted EBITDA vs 2023 (non-GAAP, $ millions) Revenue $2,402 $203 $109 $9 $2,723 ( $233 ) $2,489 2023 Revenue Organic Cash & Valuables Mgmt. Organic DRS & AMS Acq / Disp* 2024 Constant Currency Revenue FX 2024 Revenue Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. Constant currency represents 2024 results at 2023 exchange rates. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. % Change (10%)13% -% 4%13% Organic +$312 +11% +22% $385 $133 $1 $519 ( $75 ) $444 2023 Adjusted EBITDA Organic Acq / Disp* 2024 Constant Currency EBITDA FX 2024 Adjusted EBITDA Adjusted EBITDA 16.0% Margin 17.8% Margin % Change 35% 35% (19%) 15% 19.1% Margin -%

18 $301 ( $112 ) ( $59 ) $16 $145 $112 $112 $59 $16 $444 Op Profit Interest Expense Taxes Other Income from Continuing Ops D&A Interest Expense Taxes Stock Comp & Other Adj. EBITDA Six-Months Adjusted EBITDA and EPS vs 2023 (non-GAAP, $ millions, except EPS) 45.2 million 47.4 million 17.8% Margin +15% Diluted Shares 12.1% Margin 2024 EPS: $3.21 2023 EPS: $2.54 $59( $4 )$17$15$7$25$16( $17 )( $15 )$41Vs. 2023 Notes: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

19 Six-Months 2024 Revenue & Adjusted EBITDA by Segment ($ millions) Notes: See detailed reconciliation of non-GAAP to GAAP Adjusted EBITDA results in the Appendix. Constant currency represents 2024 results at 2023 exchange rates. $799 $818 2023 2024 $112 $141 2023 2024 14.0% Margin 17.2% Margin $649 $666 2023 2024 $159 $154 2023 2024 24.4% Margin 23.2% Margin $398 $404 2023 2024 $90 $93 2023 2024 22.7% Margin 23.0% Margin Latin America Adj. EBITDA (3%)Revenue +3% +43%Constant currency +38% North America Adj. EBITDA +26%Revenue +2% +26%Constant currency +2% Europe Adj. EBITDA +9%Revenue +8% +9%Constant currency +8% Rest of World Adj EBITDA +3%Revenue +1% +5%Constant currency +3% Organic +2% +25% Acq +1% +1% FX – – Organic +38% +43% Acq – – FX (35%) (46%) Organic +8% +9% Acq +1% +1% FX -% -% Organic +3% +5% Acq/Disp – – FX (2%) (2%) $555 $601 2023 2024 $79 $87 2023 2024 14.4% Margin 14.3% Margin

20 Net Debt and Leverage Note: See detailed reconciliations of non-GAAP to GAAP results in the Appendix and included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. 1. Net of unamortized debt issuance costs of $6 million as of 12/31/2023 and $15 million as of 6/30/2024. 2. Net Debt divided by Adjusted EBITDA. (Non-GAAP, $ millions)Leverage Within Targeted Range $867 $927 2023 Actual Q2 2024 TTM Actual Net Debt Adjusted EBITDA and Financial Leverage Adjusted EBITDA $994 $1,785 $1,527 $941 $2,521 $2,726 12/31/2023 Actual 6/30/2024 Actual Unsecured Senior Notes1 Secured Net Debt 2.92.9Leverage Ratio2

21 Q2 Six Months Operating profit (loss): GAAP 96.5$ 158.9 Reorganization and Restructuring(a) 2.7 14.4 Acquisitions and dispositions(a) 15.4 30.6 Argentina highly inflationary impact(a) 9.0 15.1 Change in allowance estimate(a) (0.4) 16.3 Chile antitrust matter(a) 0.8 0.8 Non-GAAP 124.0$ 236.1 Interest expense: GAAP (32.4)$ (60.3) Acquisitions and dispositions(a) 0.3 0.7 Non-GAAP (32.1)$ (59.6) Taxes: GAAP 29.3$ (11.8) Retirement plans(c) 0.7 1.4 Reorganization and Restructuring(a) 1.1 2.3 Acquisitions and dispositions(a) 1.0 1.8 Argentina highly inflationary impact(a) (0.3) (0.5) Change in allowance estimate(a) (0.1) 3.9 Valuation allowance on tax credits(g) (3.3) 55.0 Chile antitrust matter(a) 0.2 0.2 Income tax rate adjustment(b) 0.6 3.0 Non-GAAP 29.2$ 55.3 2022 2022 Non-GAAP Results Reconciled to GAAP (1 of 3) Amounts may not add due to rounding. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) See “Other Items Not Allocated To Segments” on slides 24-26 for details. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. (b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 30.3% for 2022 and 33.6% for 2021. (c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results. (d) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization, non-GAAP share-based compensation and non-GAAP marketable securities (gain) loss. (e) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (f) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in 2020, a $0.6 million non-GAAP adjustment for a loss in the first quarter of 2022, a $0.9 million non-GAAP adjustment for a loss in the second quarter of 2022, and a $4.0 million non-GAAP adjustment for a full-year loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented. (g) In 2022, we released a portion of our valuation allowance on certain U.S. deferred tax assets primarily related to foreign tax credit carryforward attributes. The valuation allowance release was due to new foreign tax credit regulations published by the U.S. Treasury in January 2022. (h) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.6 million in the second half of 2018 and $0.9 million in 2019 and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect. (i) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases. (j) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million. (k) There was a change in judgement resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected Canada operating results. (l) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017. (m) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

22 Q2 Six Months Income (loss) from continuing operations attributable to Brink's: GAAP 35.2$ 106.6 Retirement plans(c) 1.0 3.4 Reorganization and Restructuring(a) 1.6 12.1 Acquisitions and dispositions(a) 12.8 26.6 Argentina highly inf lationary impact(a) 10.2 17.1 Change in allow ance estimate(a) (0.3) 12.4 Valuation allow ance on tax credits(g) 3.3 (55.0) Chile antitrust matter(a) 0.6 0.6 Income tax rate adjustment(b) (0.5) (2.5) Non-GAAP 63.9$ 121.3 EPS: GAAP 0.73$ 2.22 Retirement plans(c) 0.02 0.07 Reorganization and Restructuring(a) 0.03 0.25 Acquisitions and dispositions(a) 0.27 0.55 Argentina highly inf lationary impact(a) 0.21 0.36 Change in allow ance estimate(a) (0.01) 0.26 Valuation allow ance on tax credits(g) 0.07 (1.15) Chile antitrust matter(a) 0.01 0.01 Income tax rate adjustment(b) (0.01) (0.05) Non-GAAP 1.34$ 2.53$ Depreciation and Amortization: GAAP 60.3 121.3 Acquisitions and dispositions(a) (12.5) (25.2) Argentina highly inf lationary impact(a) (0.6) (1.3) Non-GAAP 47.2$ 94.8 2022 2022 Non-GAAP Results Reconciled to GAAP (2 of 3) Amounts may not add due to rounding. See slide 21 for footnote explanations. The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions, except for per share amounts)

2022 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016	2017	2018	2019	2020	2021			2022	
	Full Year	Full Year	Full Year	Full Year	Full Year	Six Months	Full Year	Q2	Six Months	Full Year
Revenues:										
GAAP	$ 3,020.6	$ 3,347.0	$ 3,488.9	$ 3,683.2	$ 3,690.9	$ 2,026.5	4,200.2	$ 1,133.9	2,207.9	4,535.5
Venezuela operations[a]	(109.4)	(154.1)	(51.4)	-	-	-	-	-	-	-
Acquisitions and dispositions[a]	(2.8)	-	-	0.5	-	-	-	-	-	-
Internal loss[a]	-	-	-	(4.0)	-	-	-	-	-	-
Non-GAAP	$ 2,908.4	$ 3,192.9	$ 3,437.5	$ 3,679.7	$ 3,690.9	$ 2,026.5	4,200.2	$ 1,133.9	2,207.9	4,535.5
Adjusted EBITDA[d]:										
Net income attributable to Brink's - GAAP	$ 34.5	$ 16.7	$ (33.3)	$ 29.0	$ 16.0	$ 36.6	105.2	$ 35.1	106.4	170.6
Interest expense - GAAP	20.4	32.2	66.7	90.6	96.5	55.4	112.2	32.4	60.3	138.8
Income tax provision - GAAP	78.5	157.7	70.0	61.0	56.6	36.3	120.3	29.3	(11.8)	41.4
Depreciation and amortization - GAAP	131.6	146.6	162.3	185.0	206.8	116.5	239.5	60.3	121.3	245.8
EBITDA	$ 265.0	$ 353.2	$ 265.7	$ 365.6	$ 375.9	$ 244.8	577.2	$ 157.1	276.2	596.6
Discontinued operations - GAAP	1.7	0.2	-	(0.7)	0.8	0.1	(2.1)	0.1	0.2	2.9
Retirement plans[c]	31.5	34.9	33.2	47.3	33.8	13.1	29.8	1.7	4.8	11.0
Venezuela operations[a][h]	(12.3)	(13.7)	(1.0)	0.9	-	-	-	-	-	-
Reorganization and Restructuring[a]	30.3	19.6	18.7	28.6	65.5	21.0	42.8	2.7	14.4	37.7
Acquisitions and dispositions[a]	16.4	3.2	28.1	56.8	53.0	15.1	18.8	1.0	2.5	30.9
Prepayment penalties[l]	-	8.3	-	-	-	-	-	-	-	-
Interest on Brazil tax claim[m]	-	1.6	-	-	-	-	-	-	-	-
Argentina highly inflationary impact[a]	-	-	7.5	12.7	8.8	5.5	10.1	9.3	15.3	42.7
Change in allowance estimate[a]	-	-	-	-	-	-	-	(0.4)	16.3	15.6
Ship loss matter[a]	-	-	-	-	-	-	-	-	-	4.9
Chile antitrust matter[a]	-	-	-	-	-	-	9.5	0.8	0.8	1.4
Internal loss[a]	-	-	-	20.9	6.9	(1.7)	(21.1)	-	-	-
Reporting compliance[a]	-	-	4.5	2.1	0.5	-	-	-	-	-
Gain on lease termination[i]	-	-	-	(5.2)	-	-	-	-	-	-
Loss on deconsolidation of Venezuela operations[j]	-	-	126.7	-	-	-	-	-	-	-
Income tax rate adjustment[b]	-	-	-	-	-	0.3	-	0.1	0.5	-
Share-based compensation[e]	9.5	17.7	28.3	35.0	31.3	18.7	34.0	14.9	22.0	48.6
Marketable securities (gain) loss[f]	(0.5)	(1.5)	(2.7)	2.9	(10.5)	(14.2)	(16.4)	(0.8)	(1.1)	(4.0)
Adjusted EBITDA	$ 341.6	$ 423.5	$ 509.0	$ 566.9	$ 566.0	$ 302.7	682.6	$ 186.5	351.9	788.3

The 2024 Non-GAAP outlook amounts exclude certain forecasted Non-GAAP adjusting items, such as intangible asset amortization, U.S. retirement plan costs and approved restructuring actions. We have not forecasted the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We have also not forecasted changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024. The 2024 Non-GAAP outlook amounts cannot be reconciled to GAAP without unreasonable effort, as we are unable to accurately forecast certain amounts that are necessary for reconciliation, including the impact of highly inflationary accounting on our Argentina operations in 2024 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. We are also unable to forecast changes in cash held for customer obligations or proceeds from the sale of property, equipment and investments in 2024.

Amounts may not add due to rounding.
See slide 21 for footnote explanations.

BRINKS 23

24 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2022 Global Restructuring Plan In the third quarter of 2022, management began a restructuring program across our global business operations. The actions were taken to enable growth, reduce costs and related infrastructure, and to mitigate the potential impact of external economic conditions. As a result of actions taken, we recognized $22.2 million in charges in 2022 under this restructuring, primarily severance costs. 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, $17.3 million in 2017, and an additional $13.0 million in 2018. The actions under this program were substantially completed in 2018, with cumulative pretax charges of approximately $48 million. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. We recognized charges of $7.6 million in 2018, primarily severance costs. We recognized charges of $28.8 million in 2019, primarily severance costs and charges related to the modification of share-based compensation awards. We recognized $66.6 million net costs in operating profit and $0.6 million costs in interest and other nonoperating income (expense) in 2020, primarily severance costs. As a result of these actions, we recognized $43.6 million net costs in 2021, primarily severance costs. We recognized $16.6 million in net costs in 2022, primarily severance costs. The majority of the costs from 2022 restructuring plans result from the exit of a line of business in a specific geography with most of the remaining costs due to management initiatives to address the COVID-19 pandemic. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non- GAAP results. These items are described below: 2022 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $52.0 million in 2022. • We recognized $12.5 million in charges in Argentina in 2022 for expected payments to union workers of the Maco Transportadora and Maco Litoral businesses (together "Maco"). Although the Maco operations were acquired in 2017, formal antitrust approval was obtained in 2021, which triggered negotiation and approval of the expected payments in 2022. • Net charges of $7.8 million were incurred for post-acquisition adjustments to indemnification assets related to previous business acquisitions. • We incurred $4.8 million in integration costs, primarily related to PAI and G4S, in 2022. • Transaction costs related to business acquisitions were $5.6 million in 2022. • Restructuring costs related to acquisitions were $0.2 million in 2022. • Compensation expense related to the retention of key PAI employees was $3.5 million in 2022.

25 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) 2021 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $47.7 million in 2021. • We incurred $10.5 million in integration costs, primarily related to G4S, in 2021. • Transaction costs related to business acquisitions were $6.5 million in 2021. • Restructuring costs related to acquisitions were $5.3 million in 2021. • Compensation expense related to the retention of key PAI employees was $1.8 million in 2021. 2020 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $35.1 million in 2020. • We incurred $23.5 million in integration costs related to Dunbar and G4S in 2020. • Transaction costs related to business acquisitions were $19.3 million in 2020. • Restructuring costs related to acquisitions were $4.7 million in 2020. 2019 Acquisitions and Dispositions • We incurred $43.1 million in integration costs related to Dunbar, Rodoban, COMEF and TVS in 2019. • Amortization expense for acquisition-related intangible assets was $27.8 million in 2019. • Restructuring costs related to acquisitions, primarily Rodoban and Dunbar, were $5.6 million in 2019. • Transaction costs related to business acquisitions were $7.9 million in 2019. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in 2019. • In 2019, we recognized $2.2 million in net charges, primarily asset impairment and severance costs, related to the exit from our top-up prepaid mobile phone business in Brazil. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. 2017 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. • A net gain of $7.8 million was recognized in 2017 related to the sale of real estate in Mexico. • We incurred 2017 severance costs of $4.0 million related to our acquisitions in Argentina and Brazil. • Transaction costs were $2.6 million related to acquisitions of new businesses in 2017. • We recognized currency transaction gains of $1.8 million related to acquisition activity in 2017. 2016 Acquisitions and Dispositions • Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. • Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. • Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016.

26 Non-GAAP Reconciliation – Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the second half of 2018, we recognized $8.0 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $6.2 million. In 2019, we recognized $14.5 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $11.3 million. In 2020, we recognized $10.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $7.7 million. In 2021, we recognized $11.9 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $9.0 million. In 2022, we recognized $41.7 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $37.6 million. These amounts are excluded from non-GAAP results. Change in allowance estimate In the first quarter of 2022, we refined our global methodology of estimating the allowance for doubtful accounts. Our previous method to estimate currently expected credit losses in receivables (the allowance) was weighted significantly to a review of historical loss rates and specific identification of higher risk customer accounts. It also considered current and expected economic conditions, particularly the effects of the coronavirus (COVID-19) pandemic, in determining an appropriate allowance. As many of our regions begin to recover from the pandemic, we have re- assessed those earlier assumptions and estimates. Our updated method now also includes an estimated allowance for accounts receivable significantly past due in order to adjust for at-risk receivables not captured in our previous method. As part of the analysis under the updated estimation methodology, we noted an increase in accounts receivable significantly past due, particularly in the U.S., and we recorded an additional allowance of $16.7 million. In the subsequent quarters of 2022, the additional allowance was reduced by $1.1 million as a result of collections. Due to the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results. Ship loss matter In 2015, Brink’s placed cargo containing customer valuables on a ship which suffered damages and losses. Brink’s cargo did not suffer any damage. The ship owner declared a general average claim to recover losses to the ship and cargo from customers with undamaged cargo, including Brink’s, based on the pro rata value of ship cargo. In the fourth quarter of 2022, we recognized a $4.9 million charge for our estimate of the probable loss. Due to the unusual nature of the contingency and the fact that management has excluded these amounts when evaluating internal performance, we have excluded this charge from segment and non-GAAP results. Chile antitrust matter We recognized an estimated loss of $9.5 million in the third quarter of 2021 related to a potential fine. In 2022, we recognized an additional $1.4 million adjustment to our estimated loss as a result of a change in currency rates. Due to its special nature, this charge has not been allocated to segment results and is excluded from non-GAAP results. Internal loss A former non-management employee in our U.S. global services operations embezzled funds from Brink's in prior years. Except for a small deductible amount, the amount of the internal loss related to the embezzlement was covered by our insurance. In an effort to cover up the embezzlement, the former employee intentionally misstated the underlying accounts receivable subledger data. In 2019, we incurred $4.5 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. In the third quarter of 2019, we were able to identify $4.0 million of revenues billed and collected in prior periods which had never been recorded in the general ledger. We also identified and recorded $0.3 million in bank fees, which had been incurred in prior periods. The rebuild of the subledger was completed during the third quarter of 2019. In 2020, we incurred $0.3 million in costs (primarily third party expenses) to reconstruct the accounts receivables subledger. Based on the reconstructed subledger, we were able to analyze and quantify the uncollected receivables from prior periods. Although we planned to attempt to collect these receivables, we estimated an increase to bad debt expense of $20.1 million in the second half of 2019. We estimated an increase to bad debt expense of $6.6 million in 2020. In 2021, we recognized a decrease to bad debt expense of $3.7 million, primarily related to collection of these receivables. We also recognized $1.3 million of legal charges in 2021 as we attempted to collect additional insurance recoveries related to these receivables. In the fourth quarter of 2021, we successfully collected $18.8 million of insurance recoveries related to these internal losses. In 2022, we did not incur any charges related to the internal loss. Due to the unusual nature of this internal loss and the related errors in the subledger data, along with the fact that management has excluded these amounts when evaluating internal performance, we have excluded these net charges from segment and non-GAAP results. Reporting compliance Certain compliance costs (primarily third party expenses) are excluded from non-GAAP results. These costs relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($2.7 million in 2018, $1.8 million in 2019, $0.5 million in 2020, and no significant amounts in the other periods presented) and the mitigation of material weaknesses ($1.8 million in 2018, $0.3 million in 2019, and no such costs in the other periods presented).

Non-GAAP Reconciliation – Segment Adjusted EBITDA

The Brink's Company and subsidiaries
(In millions)

Segment Adjusted EBITDA:	2023									2024					
	Q2			Six Months			Full Year			Q2			Six Months		
	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA
Operating Profit:															
North America	$ 37.5	17.9	55.4	76.1	35.8	111.9	185.2	73.9	259.1	$ 51.7	20.3	72.0	$ 100.1	40.4	140.5
Latin America	65.9	13.4	79.3	132.5	26.2	158.7	280.3	53.6	333.9	63.2	14.0	77.2	126.2	28.1	154.3
Europe	29.3	14.7	44.0	51.3	27.8	79.1	125.0	54.2	179.2	32.2	14.4	46.6	58.1	28.4	86.5
Rest of World	41.3	5.8	47.1	78.6	11.7	90.3	164.1	24.4	188.5	39.0	6.3	45.3	80.1	12.7	92.8
Total Segment	174.0	51.8	225.8	338.5	101.5	440.0	754.6	206.1	960.7	186.1	55.0	241.1	364.5	109.6	474.1
Corporate	(42.2)	1.8		(79.3)	3.5		(139.6)	5.3		(30.5)	0.9		(63.9)	1.9	
Other Items not Allocated to Segments	(26.2)	16.0		(73.8)	32.2		(189.8)	64.4		(39.6)	17.2		(63.7)	34.0	
Total operating profit	$ 105.6			185.4			425.2			$ 116.0			$ 236.9		
Interest expense	(51.1)			(97.7)			(203.8)			(56.5)			(112.3)		
Interest and other nonoperating income (expense)	4.1			8.8			14.4			12.5			25.8		
Provision for income taxes	(23.4)			(43.7)			(139.2)			(22.1)			(48.3)		
Income (expense) from discontinued operations, net of tax	(0.1)			0.6			1.7			(0.1)			(0.1)		
Net income attributable to noncontrolling interests	(3.0)			(6.3)			(10.6)			(3.6)			(6.5)		
Net income attributable to Brink's	$ 32.1			47.1			87.7			$ 46.2			$ 95.5		

Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization.
Amounts may not add due to rounding.

BRINKS 27

28 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) Q2 Six Months Full Year Q2 Six Months North America 55.4$ 111.9 259.1 72.0$ 140.5$ Latin America 79.3 158.7 333.9 77.2 154.3 Europe 44.0 79.1 179.2 46.6 86.5 Rest of World 47.1 90.3 188.5 45.3 92.8 Total segment adjusted EBITDA(a) 225.8$ 440.0 960.7 241.1$ 474.1$ Corporate expenses (42.2) (79.3) (139.6) (30.5) (63.9) Corporate depreciation and amortization 1.8 3.5 5.3 0.9 1.9 Interest and other nonoperating income (expense)(b) 3.1 6.4 61.8 10.8 22.4 Net income attributable to noncontrolling interests(b) (3.0) (6.2) (11.6) (3.6) (6.4) Share-based compensation(c) 8.3 20.1 33.0 7.3 16.6 Marketable securities (gain) loss(d) 0.5 0.3 (42.4) (0.1) (0.6) Consolidated adjusted EBITDA 194.3$ 384.8 867.2 225.9$ 444.1$ 2023 2024 (a) See detailed reconciliations of the Second Quarter and Six Months 2024 and the Second Quarter, Six Months and Full Year 2023 Segment Adjusted EBITDA in the Appendix. (b) See detailed reconciliations of non-GAAP to GAAP results included in the Second Quarter 2024 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. (c) Due to reorganization and restructuring activities, there was a $0.9 million non-GAAP adjustment to share-based compensation in the six months ended 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented. (d) Due to the impact of Argentina highly inflationary accounting, there was a $0.3 million non-GAAP adjustment for a loss in the second quarter of 2023, a $0.6 million non-GAAP adjustment for a loss in the six months ended 2023, and a $55.2 million non-GAAP adjustment for a loss in the full year 2023. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

Non-GAAP Reconciliation – Segment Adjusted EBITDA

The Brink's Company and subsidiaries
(In millions)

Segment Adjusted EBITDA:	2018 Full Year			2019 Full Year			2020 Full Year			2021 Full Year			2022 Full Year		
	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA	GAAP amounts	Add back: Depreciation and amortization	Segment Adjusted EBITDA
Operating Profit:															
North America	$ 70.9	58.2	129.1	104.1	64.2	168.3	$ 91.7	62.3	154.0	$ 148.4	68.7	217.1	$ 159.1	69.1	228.2
Latin America	254.9	40.2	295.1	296.9	44.8	341.7	233.6	44.0	277.6	257.3	46.2	303.5	277.7	49.1	326.8
Europe	43.0	20.2	63.2	42.6	21.3	63.9	51.2	32.2	83.4	89.8	41.4	131.2	98.4	39.6	138.0
Rest of World	74.1	11.1	85.2	75.7	11.0	86.7	117.1	20.0	137.1	131.5	23.2	154.7	163.9	23.6	187.5
Total Segment	442.9	129.7	572.6	519.3	141.3	660.6	493.6	158.5	652.1	627.0	179.5	806.5	699.1	181.4	880.5
Corporate	(96.0)	11.9		(127.7)	10.8		(112.3)	9.1		(156.5)	9.7		(148.8)	8.4	
Other Items not Allocated to Segments	(72.2)	20.7		(154.8)	32.9		(167.8)	39.2		(115.8)	50.3		(189.0)	56.0	
Total operating profit	$ 274.7			236.8			$ 213.5			$ 354.7			$ 361.3		
Interest expense	(66.7)			(90.6)			(96.5)			(112.2)			(138.8)		
Loss on deconsolidation of Venezuela operations	(126.7)			-			-			-			-		
Interest and other nonoperating income (expense)	(38.8)			(52.7)			(37.7)			(7.0)			3.7		
Provision for income taxes	(70.0)			(61.0)			(56.6)			(120.3)			(41.4)		
Income (expense) from discontinued operations, net of tax	-			0.7			(0.8)			2.1			(2.9)		
Net income attributable to noncontrolling interests	(5.8)			(4.2)			(5.9)			(12.1)			(11.3)		
Net income attributable to Brink's	$ (33.3)			29.0			$ 16.0			$ 105.2			$ 170.6		

Segment Adjusted EBITDA is defined as Segment Operating Profit excluding the impact of Segment depreciation and amortization.
Amounts may not add due to rounding.

BRINKS 29

30 Adjusted EBITDA Reconciliation The Brink’s Company and subsidiaries (In millions) 2018 2019 2020 2021 2022 Full Year Full Year Full Year Full Year Full Year North America 129.1$ 168.3$ 154.0$ 217.1$ 228.2$ Latin America 295.1 341.7 277.6 303.5 326.8 Europe 63.2 63.9 83.4 131.2 138.0 Rest of World 85.2 86.7 137.1 154.7 187.5 Total segment adjusted EBITDA(a) 572.6$ 660.6$ 652.1$ 806.5$ 880.5$ Corporate expenses (96.0) (127.7) (112.3) (156.5) (148.8) Corporate depreciation and amortization 11.9 10.8 9.1 9.7 8.4 Interest and other nonoperating income (expense)(b) 1.7 (10.4) 3.0 18.8 16.1 Net income attributable to noncontrolling interests(b) (6.8) (4.3) (6.7) (13.5) (12.5) Share-based compensation(c) 28.3 35.0 31.3 34.0 48.6 Marketable securities (gain) loss(d) (2.7) 2.9 (10.5) (16.4) (4.0) Consolidated adjusted EBITDA 509.0$ 566.9$ 566.0$ 682.6$ 788.3$ (a) See detailed reconciliations of the 2018 to 2022 Segment Adjusted EBITDA in the Appendix. (b) See detailed reconciliations of non-GAAP to GAAP results on slide 31. (c) Due to reorganization and restructuring activities, there was a $0.1 million non-GAAP adjustment to share-based compensation in 2018 and a $7.7 million non- GAAP adjustment in 2019. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented. (d) Due to the impact of Argentina highly inflationary accounting, there was a $0.5 million non-GAAP adjustment for a gain in 2018, a $0.1 million non-GAAP adjustment for a gain in 2020, and a $4.0 million non-GAAP adjustment for a loss in 2022. There is no difference between GAAP and non-GAAP marketable securities gain and loss amounts for the other periods presented.

31 2018-2022 Non-GAAP Results Reconciled to GAAP The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) (a) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges and curtailment gains related to these non-U.S. plans and costs related to our frozen non-U.S. retirement plans are also excluded from non-GAAP results. (b) See “Other Items Not Allocated To Segments” for details on slides 24-26. We do not consider these items to be reflective of our operating performance as they result from events and circumstances that are not a part of our core business. (c) Gain on termination of a mining lease obligation related to former coal operations. We have no remaining mining leases. (d) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.9 million in 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect any future funding of the Venezuela business, as long as current U.S. sanctions remain in effect. Amounts may not add due to rounding. 2018 2019 2020 2021 2022 Full Year Full Year Full Year Full Year Full Year Interest and other nonoperating income (expense): GAAP (38.8)$ (52.7)$ (37.7)$ (7.0)$ 3.7$ Retirement plans(a) 33.2 47.3 33.8 29.8 11.1 Venezuela operations(b)(d) 3.4 0.9 - - - Reorganization and Restructuring(b) - - 0.5 - - Acquisitions and dispositions(b) 4.4 (0.7) 6.5 (4.4) (2.6) Argentina highly inflationary impact(b) (0.5) - (0.1) 0.4 3.9 Gain on lease termination(c) - (5.2) - - - Non-GAAP 1.7$ (10.4)$ 3.0$ 18.8$ 16.1$ Net income attributable to noncontrolling interests: GAAP 5.8$ 4.2$ 5.9$ 12.1$ 11.3$ Retirement plans(a) - - - - 0.1 Venezuela operations(b) 1.0 - - - - Reorganization and Restructuring(b) - - 0.3 0.5 0.1 Acquisitions and dispositions(b) - 0.1 0.5 0.9 1.0 Non-GAAP 6.8$ 4.3$ 6.7$ 13.5$ 12.5$

Non-GAAP Reconciliation – Cash Flows

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	Six Months 2021	Full Year 2021	Six Months 2022	Full Year 2022
Free cash flow before dividends				
Cash flows from operating activities				
Operating activities - GAAP	$ 81.0	$ 478.0	$ 41.1	$ 479.9
(Increase) decrease in restricted cash held for customers	36.3	(60.2)	(3.5)	(50.0)
(Increase) decrease in certain customer obligations[(a)]	(8.3)	(15.7)	(5.3)	(50.0)
G4S intercompany payments	2.6	2.6	-	-
Operating activities - non-GAAP	$ 111.6	$ 404.7	$ 32.3	$ 379.9
Capital expenditures - GAAP	(73.2)	(167.9)	(83.4)	(182.6)
Proceeds from sale of property, equipment and investments	3.4	7.7	2.0	5.7
Proceeds from lessor debt financing	2.5	2.5	19.2	19.4
Free cash flow before dividends	$ 44.3	$ 247.0	$ (29.9)	$ 222.4

(a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers' accounts the follow ing day and w e do not consider it as available for general corporate purposes in the management of our liquidity and capital resources.

Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance w ith GAAP. The purpose of this non-GAAP measure is to report financial information excluding the change in restricted cash held for customers, the impact of cash received and processed in certain of our secure cash management services operations, capital expenditures, payments made to G4S for net intercompany receivables from the acquired subsidiaries, and to include proceeds from the sale of property, equipment and investments and proceeds from lessor debt financing. In the second quarter of 2024, w e changed the definition of free cash flow before dividends to include proceeds from lessor debt financing. We believe this measure is helpful in assessing cash flow s from operations, enables period-to-period comparability and is useful in predicting future cash flow s. This non-GAAP measure should not be considered as an alternative to cash flow s from operating activities determined in accordance w ith GAAP and should be read in conjunction w ith our condensed consolidated statements of cash flow s.

BRINKS 32

33 Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations (In millions) December 31, June 30, (In millions) 2023 2024 Debt: Short-term borrowings 151.7$ 138.6$ Long-term debt 3,379.6 3,608.5 Total Debt 3,531.3 3,747.1 Less: Cash and cash equivalents 1,176.6 1,189.2 Amounts held by Cash Management Services operations(a) (166.2) (168.1) Cash and cash equivalents available for general corporate purposes 1,010.4 1,021.1 Net Debt 2,520.9$ 2,726.0$ a) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our condensed consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of June 30, 2024, and December 31, 2023.